Exhibit 99.7

Email to Wall Street Community

SUBJECT: Gilead to Acquire Forty Seven in Cash Transaction Valued at $4.9B

[Name]:

Earlier this morning, we announced that we have entered into an agreement to be acquired by Gilead Sciences, Inc. (Nasdaq:GILD) for $95.50 per share, which represents an equity value for Forty Seven of approximately $4.9B on a fully-diluted basis. The press release with all of the transaction highlights can be found here. Gilead will also be hosting a webcast conference call at 8:00 a.m. ET today to discuss the proposed transaction in greater detail.

Gilead is already an established global leader across several therapeutic areas, and has declared immuno-oncology and, specifically, hematologic oncology, as a key priority for the future. Gilead shares our tremendous belief in magrolimab’s potential, as well as our conviction in the CD47/SIRP α pathway as an important therapeutic target, and views our growing pipeline as a central tenet of its strategy in oncology. We are confident that Gilead’s global infrastructure and proven experience developing and launching novel medicines for cancer will enhance the ability to deliver magrolimab to more patients around the world, while also advancing the clinical development of FSI-174 and FSI-189.

Thank you, as always, for your support of Forty Seven.

Sincerely,

[Name]

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Forty Seven and the acquisition of Forty Seven by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Forty Seven’s product pipeline, including magrolimab, FSI-174 and FSI-189; regulatory approval of magrolimab, FSI-174 and FSI-189 on a timely basis; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Forty Seven’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Forty Seven and the Schedule TO and related tender offer documents to be filed by Gilead and Toro Merger Sub, Inc., a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Forty Seven, and Gilead and Forty Seven assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forty Seven, nor is it a substitute for any tender offer materials that Gilead, its acquisition company or Forty Seven will file with the SEC. A solicitation and an offer to buy shares of Forty Seven will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Forty Seven will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. FORTY SEVEN’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Forty Seven at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Forty Seven. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Forty Seven will be available free of charge under the “Investors” section of Forty Seven’s internet website at ir.fortyseveninc.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Forty Seven file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Forty Seven’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Email to Investigators, KOLs, Vendors

SUBJECT: Gilead Sciences to Acquire Forty Seven

[Name]:

Since our founding in 2015, all of us at Forty Seven have dedicated ourselves to advancing a new class of immunotherapies for people living with cancer. We designed a robust development program for magrolimab, which was intended to capitalize on magrolimab’s potential and enable as many cancer patients as possible to benefit from this novel immunotherapy. We believe magrolimab has the potential to change the treatment landscape in a number of difficult-to-treat cancers through its unique mechanism of action and the favorable safety and tolerability profile it has demonstrated to-date.

You have been instrumental in advancing this vision for magrolimab, as well as our belief in the potential of the CD47/ SIRPα pathway more broadly, and we are grateful for your partnership and support. We are excited that Gilead shares our vision as well. Earlier this morning, we announced that Gilead will acquire Forty Seven. We believe Gilead’s global infrastructure and proven experience developing and launching novel medicines for cancer, including hematologic malignancies, will enable us to more rapidly deliver on the promise of CD47 inhibition as a novel approach for treating cancer.

We expect the transaction to close in the second quarter of 2020 and, between now and then, operations at Forty Seven will not change. During that time, we do not expect changes to your relationship with Forty Seven, and your day-to-day Forty Seven contacts will remain the same. Importantly, we and Gilead are committed to executing a smooth transition and doing what’s best for patients.

Please feel free to share this information with your teams and do not hesitate to contact me with any questions.

Sincerely,

[Name]

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Forty Seven and the acquisition of Forty Seven by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Forty Seven’s product pipeline, including magrolimab, FSI-174 and FSI-189; regulatory approval of magrolimab, FSI-174 and FSI-189 on a timely basis; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Forty Seven’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;

the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Forty Seven and the Schedule TO and related tender offer documents to be filed by Gilead and Toro Merger Sub, Inc., a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Forty Seven, and Gilead and Forty Seven assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forty Seven, nor is it a substitute for any tender offer materials that Gilead, its acquisition company or Forty Seven will file with the SEC. A solicitation and an offer to buy shares of Forty Seven will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Forty Seven will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. FORTY SEVEN’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Forty Seven at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Forty Seven. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Forty Seven will be available free of charge under the “Investors” section of Forty Seven’s internet website at ir.fortyseveninc.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Forty Seven file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Forty Seven’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Email to Partners/Collaborators/FSI-174 Contacts

SUBJECT: Gilead Sciences to Acquire Forty Seven

[Name]:

I am pleased to share with you some exciting news. Earlier this morning, we announced that Forty Seven has reached an agreement to be acquired by Gilead.

As part of the Gilead family, we will gain scale and infrastructure to more rapidly develop magrolimab and deliver it to patients around the world, as well as additional resources to support the continued advancement of FSI-174 and FSI-189. Gilead shares our foundational commitment to providing patients with a new generation of cancer therapies that can help them better defeat their disease.

We expect the transaction to close in the second quarter of 2020 and, together with Gilead, we are committed to executing a smooth transition. Between now and the closing date, operations at Forty Seven will not change, and we do not expect changes to your relationship with, or contacts at, Forty Seven.

To be included only in communications with existing partners: Thank you for your many contributions to-date, which have played a key role in allowing us to reach this important milestone.

We are excited by the possibilities the combination of Forty Seven and Gilead may create for all our stakeholders, and look forward to continuing our work together.

Please feel free to share this information with your teams and do not hesitate to contact me if you have any questions.

Sincerely,

[Name]

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Forty Seven and the acquisition of Forty Seven by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Forty Seven’s product pipeline, including magrolimab, FSI-174 and FSI-189; regulatory approval of magrolimab, FSI-174 and FSI-189 on a timely basis; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Forty Seven’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Forty Seven and the Schedule TO and related tender offer documents to be filed by Gilead and Toro Merger Sub, Inc., a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Forty Seven, and Gilead and Forty Seven assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forty Seven, nor is it a substitute for any tender offer materials that Gilead, its acquisition company or Forty Seven will file with the SEC. A solicitation and an offer to buy shares of Forty Seven will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Forty Seven will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. FORTY SEVEN’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Forty Seven at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Forty Seven. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Forty Seven will be available free of charge under the “Investors” section of Forty Seven’s internet website at ir.fortyseveninc.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Forty Seven file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Forty Seven’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.